SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 14, 2016

Date of Report (Date of earliest event reported)

FBR & CO.

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

001-33518	20-5164223
(Commission File Number)	(IRS Employer Identification No.)

1300 North Seventeenth Street

Arlington, VA 22209

(Address of Principal Executive Office) (Zip Code)

(703) 312-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2016, FBR & Co. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The holders of the 7,452,365 outstanding shares of the Company’s common stock (“Common Stock”) on the record date of May 6, 2016 were entitled to vote on all matters that came before the Annual Meeting. Based on the final voting results as reported by the independent inspector of elections, IVS Associates, Inc. (“IVS”), holders of 6,343,003 shares of Common Stock were represented at the Annual Meeting, in person or by proxy, constituting a quorum.

The final voting results as reported by IVS for the proposals submitted to a vote at the Annual Meeting are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”), which was filed with the U.S. Securities and Exchange Commission on May 9, 2016 and first mailed to the Company’s shareholders on or about May 9, 2016.

Proposal 1. Election of Directors.

Shareholders voted on the election of eight directors, which constitute the entire Board of Directors (the “Board”) of the Company, to hold office until their successors have been duly elected and qualified or their earlier resignation, death or removal. The Company nominated the following eight director nominees: Reena Aggarwal, Richard J. Hendrix, Thomas J. Hynes, Jr., Richard A. Kraemer, Allison M. Leopold Tilley, Mark R. Patterson, Arthur J. Reimers and William F. Strome. In addition, Voce Catalyst Partners LP, a shareholder of the Company (“Voce”), nominated the following three director nominees in opposition to the Company’s director nominees: Jarl Berntzen, Michael J. McConnell and J. Daniel Plants.

Based on the final voting results reported by IVS, all of the Company’s director nominees were elected as directors of the Company by a plurality of the votes cast at the Annual Meeting. The final voting results for Proposal 1, as reported by IVS, are summarized in the table below (with 10,127 broker non-votes on this Proposal).

Nominee	Votes in Favor	Votes Withheld
Reena Aggarwal	6,276,530	56,346
Richard J. Hendrix	6,277,006	55,870
Thomas J. Hynes, Jr.	3,613,897	22,839
Richard A. Kraemer	6,277,726	55,150
Allison M. Leopold Tilley	6,276,530	56,346
Mark R. Patterson	6,277,750	55,126
Arthur J. Reimers	3,633,745	22,339
William F. Strome	3,313,265	22,839
Jarl Berntzen (Voce nominee)	2,665,206	30,934
Michael J. McConnell (Voce nominee)	1,904,179	1,073,245
J. Daniel Plants (Voce nominee)	1,644,895	1,051,245

Proposal 2. Vote to Approve, on an Advisory Basis, Named Executive Officer Compensation.

Based on the final voting results reported by IVS, the Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The following table summarizes the voting results for Proposal 2, as reported by IVS:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,613,642	663,112	56,122	10,127

Proposal 3. Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm.

Based on the final voting results reported by IVS, the Company’s shareholders approved the proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016. The following table summarizes the voting results for Proposal 3, as reported by IVS:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,336,309	3,977	2,717	0

Item 7.01 Regulation FD Disclosure.

On June 14, 2016, the Company issued a press release disclosing the preliminary voting results on the matters voted upon at the Annual Meeting. A copy of such press release is furnished herewith and attached hereto as Exhibit 99.1. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 14, 2016, issued by FBR & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & Co.

By:	/s/ Richard J. Hendrix
Name:	Richard J. Hendrix
Title:	Chairman and Chief Executive Officer

Date: June 17, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 14, 2016, issued by FBR & Co.